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Exhibit 10.1

        [Execution]

THIRD AMENDMENT TO CREDIT AGREEMENT

        THIS THIRD AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 31st day of May, 2002, by and among Key Production Company, Inc. ("Borrower"), Bank of America, N.A. ("Agent"), and the Lenders under the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Borrower, Agent, and Lenders have entered into that certain Credit Agreement dated as of November 12, 1999 (as amended, restated, or supplemented to the date hereof, the "Original Agreement"), for the purposes and consideration therein expressed, pursuant to which Lenders made and became obligated to make loans to Borrower as therein provided;

        WHEREAS, Borrower, Agent, and Lenders desire to amend the Original Agreement for the purposes described herein;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
Definitions and References

        Section 1.1. Defined Terms. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment. As used herein, the following terms shall have the following meanings:

        "Amendment" means this Third Amendment to Credit Agreement.

        "Credit Agreement" means the Original Agreement as amended by this Amendment.

ARTICLE II.
Amendments and Consent

        Section 2.1. Definitions. The definitions of "Commitment Fee Rate", "Commitment Period", "Eurodollar Margin", "Eurodollar Rate" and "Maturity Date" contained in Section 1.1 of the Original Agreement are hereby amended in its entirety to read as follows:

          "Commitment Fee Rate' means:

          (a)  for each period in which the Facility Usage Ratio is less than or equal to fifty percent (50%), 0.37.5% per annum;

          (b)  for each period in which the Facility Usage Ratio is greater than fifty percent (50%) but less than or equal to eighty percent (80%), 0.50% per annum; and

          (c)  for each period in which the Facility Usage Ratio is greater than eighty percent (80%), 0.60% per annum."

          "Commitment Period' means the period from and including the date hereof until the Maturity Date (or, if earlier, the day on which the obligations of Lenders to make Loans hereunder or the obligations of LC Issuer to issue Letters of Credit hereunder have been terminated or the Notes first become due and payable in full)."

          "Eurodollar Margin' means, on each day:

          (a)  for each period in which the Facility Usage Ratio is less than or equal to fifty percent (50%), 1.25% per annum;

          (b)  for each period in which the Facility Usage Ratio is greater than fifty percent (50%) but less than or equal to eighty percent (80%), 1.50% per annum;

          (c)  for each period in which the Facility Usage Ratio is greater than eighty percent (80%) but less than or equal to ninety percent (90%), 1.75% per annum; and

          (d)  for each period in which the Facility Usage Ratio is greater than ninety percent (90%), 2.00% per annum."

          "Eurodollar Rate' means, for any Eurodollar Loan within a Borrowing and with respect to the related Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%):

          (a)  the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b)  in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c)  in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in US Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America, N.A. and with a term equivalent to such Interest Period would be offered by Bank of America, N.A.'s London Branch to major banks in the offshore Dollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period."

          "Maturity Date' means December 31, 2002."

        Section 2.2. Regularly Scheduled Principal Payments. Section 2.6 of the Original Agreement is hereby deleted.

        Section 2.3. Prepayments. The second sentence of Section 2.7 of the Original Agreement is hereby deleted.

ARTICLE III.
Conditions of Effectiveness

        Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when Agent shall have received all of the following:

          (a)  This Amendment, duly authorized, executed and delivered by Borrower, Agent, and each Lender, and in form and substance satisfactory to Agent.

          (b)  A certificate of a duly authorized officer of Borrower dated the date of this Amendment certifying: (i) that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness; and (ii) as to such other corporate matters as Agent shall deem necessary.

          (c)  A written legal opinion of in-house counsel for Borrower, dated as of the date of this Amendment, addressed to Agent, to the effect that this Amendment has been duly authorized, executed and delivered by Borrower and that the Credit Agreement and each other Loan Document, as affected hereby, to which any Restricted Person is a party constitutes the legal, valid and binding obligation of each such Restricted Person, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws and to general principles of equity) and such other matters of Agent may require.

          (d)  An amendment fee in the amount of 0.10% of the Borrowing Base for distribution to Lenders in accordance with their pro rata shares.

          (e)  Payment of fees and disbursements of Thompson & Knight L.L.P. relating to this Amendment and the Credit Agreement as provided in the Credit Agreement.

          (f)    Agent shall have additionally received such other documents as Agent may reasonably request.

ARTICLE IV.
Representations and Warranties

        Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants on the date hereof and as of the Effective Date to each Lender that:

          (a)  The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof (except as such representations and warranties have been modified by the transactions contemplated herein).

          (b)  Borrower is duly authorized to execute and deliver this Amendment and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment.

          (c)  The execution and delivery by Borrower of this Amendment, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment.

          (d)  When duly executed and delivered, this Amendment, the Credit Agreement, and each other Loan Document, as affected hereby, will be a legal and binding obligation of each Restricted Person that is a party hereto and thereto enforceable against such Restricted Person in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

          (e)  The audited Consolidated financial statements of Borrower dated as of December 31, 2001 fairly present the Consolidated financial position at such dates of Borrower and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to Agent. Since December 31, 2001, no Material Adverse Change has occurred.

ARTICLE V.
Miscellaneous

        Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The Loan Documents, as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes, or any other Loan Document.

        Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

        Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

        Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

        Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

        THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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        IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

KEY PRODUCTION COMPANY, INC.
By:	Name: Title:
BANK OF AMERICA, N.A., as Agent and Lender
By:	Name: Title:
U.S. BANK NATIONAL ASSOCIATION, a Lender
By:	Name: Title:
BANK ONE, NA (Main Office—Chicago), a Lender
By:	Name: Title:
CIBC INC., a Lender
By:	Name: Title:
BANK OF OKLAHOMA, N.A., a Lender
By:	Name: Title:

UNION BANK OF CALIFORNIA, N.A., a Lender
By:	Name: Title:
By:	Name: Title:
BNP PARIBAS, a Lender
By:	Name: Title:
By:	Name: Title:

CONSENT AND AGREEMENT

        The undersigned hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, and (ii) ratifies and confirms its Guaranty dated as of November 12, 1999 made by it in favor of Agent for the benefit of each Lender, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

Date: May 31, 2002

BROCK GAS SYSTEMS & EQUIPMENT, INC.
By:	Name: Title:

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  Exhibit 10.1